UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: January 21, 2006

(Date of earliest event reported)

Hornbeck Offshore Services, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32108	72-1375844
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

103 Northpark Boulevard, Suite 300 Covington, LA	70433
(Address of Principal Executive Offices)	(Zip Code)

(985) 727-2000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 – Other Events

On January 21, 2006, the Company announced that the Energy 5501, a tank barge owned by its subsidiary, Hornbeck Offshore Transportation, reported that an undetermined amount of gasoline had escaped from the barge during the discharge of the product at a New Haven, CT terminal location. The Company activated its vessel response plan and the appropriate authorities representing the United States Coast Guard, the Connecticut DEQ, and the local police and fire departments were on the scene. Additionally, the Company’s spill response contractor was activated and on site.

On January 23, 2006, the Company announced that the gasoline discharge, reported on January 21, 2006, had been addressed and the barge was in transit to a repair facility in New York harbor. Due to the favorable wind and other weather conditions that existed following the incident, the discharge is believed to have substantially evaporated or otherwise dissipated. There was no evidence of harm to fish or wildlife. The Company is continuing to investigate the cause of the damage to the vessel. The Company does not expect this incident to materially affect its financial condition or results of operations.

Copies of the press releases related to the two events above are attached as Exhibit 99.1 and Exhibit 99.2.

Item 9.01 – Financial Statements and Exhibits

(c)	Exhibit.

99.1	Press Release, dated January 21, 2006

99.2	Press Release, dated January 23, 2006

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release, dated January 21, 2006

99.2	Press Release, dated January 23, 2006

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hornbeck Offshore Services, Inc.

Date: January 30, 2006	By:	/s/ James O. Harp, Jr.
James O. Harp, Jr.
Executive Vice President and Chief Financial Officer

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